EXHIBIT 1

                            ARTICLES OF AMENDMENT TO
                        NATIONAL ADVERTISING GROUP, INC.

                  THE UNDERSIGNED, being the president of YANG HOLDING COMPANY does hereby amend its Articles of Incorporation, effective April 22, 1999 , as follows:

                            ARTICLE III CAPITAL STOCK

         The capital stock of this corporation shall consist of 200,000,000 shares of common stock, $.001 par value.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 22, 1999 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on April 22, 1999.

/s/ JAMES CHOW
-----------------------------------------
James Chow, President

         The foregoing instrument was acknowledged before me on April 22, 1999, by James Chow, who is personally known to me.

                                                    /s/ ERIC P. LITTMAN
                                                    ---------------------------
                                                        Notary Public

My commission expires: